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                                                                   Exhibit 3-178
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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/20/1995
  950301513 - 2573635


                          CERTIFICATE OF INCORPORATION

                                       OF

                     HEALTH RESOURCES OF RHODE ISLAND, INC.


   1. The name of the corporation is Health Resources of Rhode Island, Inc.

   2. The address of the corporation's registered office in Delaware is 15 East North Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc. is the corporation's registered agent at that address.

   3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

   4. The corporation shall have authority to issue a total of 3,000 shares of common stock of the par value of $0.01 per share.

   5. The name of the sole incorporator is Dennis P. Powers and his mailing address is 411 Hackensack Avenue, Hackensack, New Jersey 07601.

   6. The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

   7. The election of the Board of Directors need not be written by ballot.

   8. The corporation shall indemnify to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person who is or was a director or officer of the corporation and the heirs, executors and administrators of such a person.

   9. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.


                                       /s/ Dennis P. Powers
                                       ----------------------------------------
                                       Dennis P. Powers
                                       Sole Incorporator

Dated: December 19, 1995

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/14/1997
                                                          971050753 - 2573635


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                     HEALTH RESOURCES OF RHODE ISLAND, INC.


                         Pursuant to Section 242 of the
                      General Corporation Law of Delaware

   The undersigned, the Secretary of Health Resources of Rhode Island, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

   1. Paragraph 1 of the CertifIcate of Incorporation of the Corporation is amended to read in its entirety as follows:

          "1. The name of the corporation is Health Resources of Westwood, Inc."

   2. Pursuant to Sections 228 and 242 of the General Corporation Law of Delaware, the foregoing amendment was duly adopted by the unanimous joint written consent of the Board of Directors of the Corporation and the sole stockholder of the Corporation on February 13, 1997.

Dated: February 13, 1997


                                       /s/ BRADFORD C. BURKETT
                                        ----------------------------------------
                                       Bradford C. Burkett
                                       Secretary

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 10:00 AM 07/03/1998
                                                        981258722 - 2573635


                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                   * * * * *

Health Resources of Westwood, Inc. , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

   The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC. and the present registered office of the corporation is in the county of KENT COUNTY.

   The Board of Directors of Health Resources of Westwood, Inc. adopted the following resolution on the 11th day of May, 1998.

   Resolved, that the registered office of Health Resources of Westwood, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN WITNESS WHEREOF, Health Resources of Westwood, Inc. has caused this statement to be signed by Ira C. Gubernick, its Secretary, this 15th day of June, 1998.


                                       /s/ Ira C. Gubernick
                                       -----------------------------------------
                                       Ira C. Gubernick, Secretary